                                                                 EXHIBIT 10.11.1

                        DATED     16th     May     2000
                        -------------------------------




                         RAVENSEFT PROPERTIES LIMITED


                                      to


                             BLACKWELL HEALTHCARE
                            COMMUNICATIONS LIMITED



                                      and


                         SEAGATE SOFTWARE INFORMATION
                           MANAGEMENT GROUP LIMITED




                        -------------------------------

                                    LICENCE

                        permitting underletting relating
                        to premises known as third floor
                        offices, The Broadwalk, 54 The
                        Broadway; Ealing, London W5 5JN

                        -------------------------------



                               Nabarro Nathanson
                                 1 South Quay
                                Victoria Quays
                               Sheffield S2 5SY

                               Tel: 01142794000

                                  PARTICULARS


1.    LANDLORD                     RAVENSEFT PROPERTIES LIMITED.

      Registered Office            5 Strand, London WC2N 5AF.
      Company Number               471606.

2.    TENANT                       BLACKWELL HEALTHCARE
                                   COMMUNICATIONS LIMITED.

      Registered Office            Osney Mead, Oxford OX2 OEL.
      Company Number               256843.

3.    SUBTENANT                    SEAGATE SOFTWARE INFORMATION
                                   MANAGEMENT GROUP LIMITED.

      Registered Office            The Broadwalk, Ealing, London W5 5JN.
      Company Number               2062372.

4.    PREMISES                     The premises known as third floor offices,
                                   The Broadwalk, 54 The Broadway, Ealing,
                                   London W5 5JN more particularly described in the Lease.

5.    LEASE                        The Lease dated 2 October 1996 referred to in
                                   Schedule Three and any licence deed or other document supplemental to it.

6.    PERMITTED TERMS              The terms set out in Schedule Two.

7.    UNDERLEASE                   The Underlease referred to in clause 1 of
                                   this Licence.

                              LICENCE TO UNDERLET


DATE         16th May 2000

PARTIES

(1) The Landlord named in the Particulars and its successors in title (the "Landlord");

(2) The Tenant named in the Particulars and its successors in title (the "Tenant"); and

(3) The Subtenant named in the Particulars and its successors in title (the "Subtenant").

1.   PERMITTED ACTION AND CONDITIONS

1.1  The following is hereby permitted:

       the grant of an Underlease by the Tenant to the Subtenant demising the whole of the Premises upon the Permitted Terms.

1.2 The permission granted by clause 1.1 is subject to the Conditions set out in Schedule One.

1.3  This Licence is also conditional upon:

1.3.1 the Tenant and the Subtenant entering into an agreement in the Underlease that the provisions of sections 24-28 inclusive of the Landlord and Tenant Act 1954 (as amended) shall be excluded in relation to the tenancy to be created by it;

1.3.2 the Tenant and the Subtenant obtaining prior to the grant of the Underlease an Order of a Court of competent jurisdiction authorising the Tenant and the Subtenant to enter into that agreement; and

1.3.3 the Tenant producing a certified copy of such Order to the Landlord for inspection prior to the grant of the Underlease.

2.   ADDITIONAL PROVISIONS

     It is agreed:

2.1 this Licence is supplemental to the Lease short particulars of which are set out in Schedule Three and any licence deed or other document supplemental to it;

2.2    the Particulars form part of this Licence.

2.3 Unless expressly stated nothing in this Licence will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS whereof the parties have executed this Licence as a deed the day and year first above written.

                                 SCHEDULE ONE

                                  Conditions

1.   GENERAL

1.1 This Licence does not authorise any action or transaction other than as expressly specified in clause 1.

1.2 This Licence does not release or in any way lessen the liability of the Tenant or any other party (including any sureties) to the Landlord under the covenants and conditions contained in the Lease in respect of breaches committed prior to the date of this Licence.

1.3 The condition for re-entry contained in the Lease shall be exercisable on any breach of any term of this Licence in addition to the events mentioned in the said condition for reentry.

1.4 If the Underlease has not been completed within one month of the date of this Licence, this Licence shall (unless the Landlord, who shall not be under any obligation so to do, ratifies it by accepting notice of the Underlease) become absolutely void but without liability on the part of the Landlord to refund to any party any monies paid to the Landlord.

1.5 The Tenant covenants to pay all reasonable and proper costs charges fees and expenses together with any VAT thereon of the Landlord (and, if applicable, any Superior Landlord and Mortgagee and their respective professional advisors) relating to this Licence.

1.6 All covenants by any party to this Licence shall be deemed to be joint and several covenants where that party is more than one person.

2.   SUBLETTING

2.1 The Tenant and the Subtenant covenant with the Landlord to produce a certified copy of the Underlease to the Landlord's solicitors for registration within one month of the date of completion of the Underlease and to pay to the Landlord's solicitors such registration fee or fees as may be prescribed in the Lease plus VAT thereon.

2.2 The Subtenant covenants with the Landlord that with effect from the date of the grant of the Underlease and throughout the term of the Underlease until it is released from its obligations in the Underlease by virtue of the Landlord and Tenant (Covenants) Act 1995 it will comply with the obligations of the Tenant contained in the Lease (other than as to payment of rent or as part of the Permitted Terms).

2.3 The Tenant covenants with the Landlord to indemnify and keep indemnified the Landlord at all times in respect of any compensation payable pursuant to any statute to any person deriving title through or under the Tenant upon such person quitting the whole or any part of the Premises.

                                 SCHEDULE TWO

                                Permitted Terms

1.   Term           : A Term of years expiring on 26 September 2001.

2.   Rent           : One hundred and twenty thousand one hundred and eighty six pounds ((pounds)120,186) per annum exclusive.

3.                  : A fixed sum in respect of service charge.

4.                  : Repairing obligation limited by reference to a schedule of condition.

5.   Other Terms    : The terms for a Permitted Underlease set out in clause
                      3(24) of the Lease (other than as set out above).

                                SCHEDULE THREE

     Short description of the Premises and the Lease to which this Deed is supplemental

Date            Document  Parties                      Premises

02/10/1996      Lease     (1) Ravenseft Properties     Third Floor Offices, The
                              Limited                  Broadwalk, Ealing
                          (2) Blackwell Healthcare     Broadway Centre, Ealing
                              Communications           Broadway, London W5
                              Limited

The Common Seal of                           )
RAVENSEFT PROPERTIES LIMITED                 )
was hereunto affixed in the presence of:     )


               /s/                           Director

               /s/                           Assistant
                                             Secretary


Executed as a deed by BLACKWELL              )
HEALTHCARE COMMUNICATIONS                    )
LIMITED acting by a Director and its         )
Secretary/two Directors:                     )

                                             Director

                                             Director/Secretary

Executed as a deed by SEAGATE                )
SOFTWARE INFORMATION                         )
MANAGEMENT GROUP LIMITED                     )
acting by a Director and its Secretary/two   )
Directors:                                   )

                                             Director

                                             Director/Secretary

THIS AGREEMENT is made the 23/rd/ day of May Two thousand BETWEEN:-
--------------                                            -------

(1)  BLACKWELL HEALTHCARE COMMUNICATIONS LIMITED of Windmill House 10 Windmill
     -------------------------------------------
     Road Chiswick London W4 1SD (hereinafter called "the Landlord" which expression shall include its successors in title and assigns) and

(2)  SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP LIMITED of The Broadwalk 54
     -----------------------------------------------------
     The Broadway Ealing London W5 5LN (hereinafter called "the Tenant")

WHEREBY IT IS AGREED as follows:-
--------------------

1.   DEFINITIONS
     -----------

     In this Agreement the following expressions shall have the following meanings:-

     1.1  "the Underlease"
          means the underlease which shall be granted to the Tenant pursuant to clause 2 hereof

     1.2  "the Agreed Underlease"
          means the draft underlease annexed hereto

     1.3  "the Property"
          means the property known as the Third Floor premises at The Broadwalk, Ealing, Broadway Centre and more particularly described in the Superior Lease

     1.4  "the Landlord's Solicitors"
          means Manches of 3 Worcester Street Oxford OX1 2PZ

     1.5  "the Tenant's Solicitors"
          means Freshfields of 65 Fleet Street London EC4Y 1HS

     1.6  "the Superior Lease"
          means the lease of the Property dated 2/nd/ October 1996 between Ravenseft Properties Limited (1) and Blackwell Healthcare Communications Limited (2) under which the Landlord holds the Property

     1.7  "the Superior Landlord"
          means the estate owner for the time being of the reversion immediately expectant upon the termination of the term granted by the Superior Lease

     1.8 "Schedule of Condition" means the Schedule dated March 2000 prepared by Strutt & Parker of 13 Hill Street, Berkeley Square, London W1X 8DL a copy of which is annexed

AGREEMENT FOR LEASE

2. Subject as hereinafter provided the Landlord shall grant and the Tenant shall take an underlease of the Property in the form of the Agreed Underlease

3.   The term of the Underlease shall commence on the

4. The grant of the Underlease shall be completed at the office of the Landlord's Solicitors seven days after compliance with the provisions of Clause 6 hereof when the Tenant shall execute and deliver to the Landlord a Counterpart of the Underlease

5. The Tenant shall not assign charge or otherwise dispose of the benefit of this Agreement or of any part thereof or agree so to do

6.1  The grant of the Underlease is conditional upon

     6.1.1 the Landlord obtaining an Order from Oxford County Court under the provisions of Section 38 of the Landlord and Tenant Act 1954 as amended by Section 5 of the Law of Property Act 1969 excluding the provisions of Sections 24 to 28 (inclusive) of the said Act in relation to the Underlease and

     6.1.2 the Superior Landlord's licence being obtained authorising the grant of the Underlease to the Tenant

     6.1.3     the Landlord will bear any costs incurred in respect of Clauses
               6.1.1 and 6.1.2 above

6.2 The Tenant shall give without undue delay all relevant assistance in that regard including

     6.2.1 providing such references and audited accounts in respect of itself required by the Superior Landlord as the Superior Landlord may reasonably require;

     6.2.2 entering into such direct covenants as the Superior Landlord may properly require pursuant to the provisions of the Superior Lease;

     6.2.3 execute and deliver to the Landlord's solicitors a counterpart licence within five working days of the same being received by the Tenant's solicitors

6.3 The Landlord will use its reasonable endeavours to obtain the said Order and the said licence but nothing herein contained shall oblige the Landlord to issue proceedings seeking a declaration that such licence is being unreasonably withheld

6.4 In the event that both the said Order and the said licence are not obtained within twelve months of the date hereof then at any time thereafter but prior to such Order and such licence being obtained either party may rescind this Agreement by notice in writing to the other party or its solicitors

6.5 Upon such rescission this Agreement shall determine but without prejudice to the rights of either party in respect of any antecedent breach by the other

7. Neither this Agreement nor entry upon the Property nor payment of any sum by the Tenant pursuant to any of the foregoing provisions shall constitute a demise of the Property

8. The Landlord hereby agrees that the Tenant may occupy the Property from the date hereof on the following terms:-

     (i) Such occupation shall be as licensee only and that no relationship of landlord and tenant shall be thereby created between the Landlord and the Tenant

     (ii) The Landlord shall have the right to enter upon the Property at any time and for any purpose until such time as the grant of the Underlease by the Landlord to the Tenant has been completed

     (iii) The Tenant shall during such occupation comply with the covenants and other obligations on the part of the tenant set out or referred to in the Underlease and shall in particular assume responsibility for all payments due under the Underlease from the date of such occupation

      (iv) The Tenant shall forthwith vacate the Property if so required by the Landlord upon any of the following eventualities:-

          (a) any breach by the Tenant of any of the terms of this Agreement including this Clause 8 which is not remedied within ten days of the receipt by the Tenant of notice in writing from the Landlord specifying the breach complained of

          (b)       this Agreement terminating under the provisions of Clause
                    6.4

          (c) upon the Tenant being required so to do either directly or indirectly by the Superior Landlord

     (v)  Such occupation shall be entirely at the risk of the Tenant

     (vi) If the Tenant vacates the Property under the provisions of subclause
          (iv) hereof it shall leave the Property in the same state as it is at the date hereof as evidenced by the photographic Schedule of Condition and shall if so required by the Landlord to do so within twenty one days of receiving written notice from the Landlord reinstate the Property to its current state if any works are carried out by the Tenant during such occupation

9. The Tenant shall accept the Landlord's ability to grant the Underlease and shall not be entitled to raise any requisition enquiry or objection in respect thereof or in respect of the Landlord's title to the Property (which the Landlord shall not be required to deduce)

10. This Agreement is subject to the National Conditions of Sale (20th Edition) to the extent that the same are not varied by or inconsistent with the express terms of this Agreement in which event the terms of this Agreement shall prevail

11. This Agreement shall remain in full force and effect as regards the obligations and provisions which remain to be performed and observed notwithstanding the grant of the Lease

12. Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to any notice given hereunder

13.1 The Tenant will pay to the Landlord on completion of the Underlease the sum of SEVEN THOUSAND POUNDS ((pounds)7,000) plus Value Added Tax for the use of the furniture at the Property as set out in the annexed Schedule "the Furniture" which the Landlord will leave at the Property and which the Tenant shall be entitled to use during the term granted by the Underlease

13.2 The Tenant shall maintain the furniture in its current state of repair and condition and shall leave it in such condition at the Property at the end of the said term fair wear and tear excepted


SIGNED by Patrick Charles Morrish Baddeley duly authorised by the Landlord:

                                  PARTICULARS

DATE                         23/rd/ May 2000

LEASE This Lease is an underlease and is a new Lease under the Landlord and Tenant (Covenants) Act 1995


PARTIES

Landlord                     BLACKWELL HEALTHCARE
                             COMMUNICATIONS LIMITED of
                             Windmill House, 10 Windmill Road,
                             Chiswick London W4 1SD
                             (Company registration number 256843)

Tenant                       SEAGATE SOFTWARE
                             INFORMATION MANAGEMENT
                             GROUP LIMITED of The Broadwalk, 54
                             The Broadway, Ealing, London W5 5LN
                             (Company registration number 02662372)

SUPERIOR LEASE               a lease dated 2/nd/ October 1996 and made
                             between Ravenseft Properties Limited
                             (1) and Blackwell Healthcare
                             Communications Limited (2) a copy of
                             which is attached

DEMISED PREMISES              The premises more particularly described in Part I
                              of the First Schedule of the Superior Lease and demised to the Landlord by the Superior Lease together with all fixtures and fittings in the nature of Landlord's fixtures and fittings and plant and machinery and other service installations which or may in the future be affixed to or on the Demised Premises

CONTRACTUAL TERM              The period from the 23/rd/ May 2000 to
                              the 26/th/ September 2001

RENTS

Amount                        the rents reserved in Clause 3


Rent Commencement Date        25/th/ March 2000

First Rent Payment Date       23/rd/ May 2000

SCHEDULE OF CONDITION         means the photographic Schedule of Condition of
                              the Demised Premises as of March 2000 and annexed to this Lease

                                          INDEX
1.     DEFINITIONS...................................................................  1

2.     INTERPRETATION................................................................  2

    2.1.  Rights of Landlord.........................................................  2
    2.2.  Act or Default of the Tenant...............................................  2
    2.3.  Approval of any superior landlord and mortgagee............................  2
    2.4.  Consent and approval of the Landlord.......................................  3
    2.5.  English law................................................................  3
    2.6.  Gender and number..........................................................  3
    2.7.  General and particular words...............................................  3
    2.8.  Headings...................................................................  3
    2.9.  Joint and separate obligations.............................................  3
    2.10. Landlord's liability.......................................................  4
    2.11. Last year and end of the Tenancy...........................................  4
    2.12. Perpetuity period..........................................................  4
    2.13. Person and party...........................................................  4
    2.14. Rights and obligations.....................................................  4
    2.15. Statute....................................................................  5
    2.16. Superior landlord..........................................................  5
    2.17. Tenant not to allow act....................................................  5

3.     DEMISE........................................................................  6

    3.1.  Letting....................................................................  6
    3.2.  Rights subjection and reservations.........................................  7

4.     UNDERLEASE BY REFERENCE.......................................................  7

5.     LANDLORD'S RIGHTS.............................................................  7

    5.1.  Entry by Landlord..........................................................  7
    5.2   Goods left on the Property.................................................  8

6.     TENANT'S COVENANTS............................................................  9

    6.1.  Rent.......................................................................  9
    6.2.  In the same terms as the Superior Lease....................................  9
    6.3.  VAT........................................................................ 10
    6.4.  Superior Lease............................................................. 11

7.     LANDLORD'S COVENANTS.......................................................... 11

    7.1.  Quiet Enjoyment............................................................ 11
    7.2.  Insurance and Services..................................................... 11
    7.3.  Rent payable under the Superior Lease...................................... 11
    7.4.  Superior Landlord's Consent................................................ 11
    7.5   Production of insurance details............................................ 12

8.     PROVISOS...................................................................... 12

    8.1.  In the terms of the Superior Lease......................................... 12
    8.2.  Service Charge............................................................. 12
    8.3.  Exclusion of the 1954 Act.................................................. 13

1.   DEFINITIONS

     In this Lease unless specifically stated otherwise expressions defined in the Superior Lease have the Lease same meanings when used or incorporated in this Lease and references to Schedules are references to Schedules in the Superior Lease and also the following definitions apply:

     "1995 Act"                the Landlord and Tenant (Covenants) Act 1995

     "Landlord"                the person named as such in the Particulars or
                               where the context admits the estate owner for the time being entitled to the immediate reversion to this Lease expectant on the determination of the term hereby granted

     "Lease" this underlease as varied and supplemented by any document executed by the Landlord and Tenant

     "Original Landlord"       the person named as Landlord in the Particulars

     "Tenancy"                 the contractual tenancy created by this Lease and
                               any further tenancy of the Property during any period of holding over or extension or continuation of the contractual tenancy by statute or under common law

     "Superior Landlord"       the estate owner for the time being of the
                                reversion immediately expectant on the
                                termination of the term granted by the Superior Lease

     "Tenant" the person named as such in the Particulars and its successors in title

     "VAT" Value added tax and any similar tax amending or replacing it

     And the definitions in the Particulars are incorporated into this Clause 1

2.   INTERPRETATION

     This Clause contains directions for interpretation which apply unless a contrary intention is clear from the wording elsewhere in this Lease

     2.1. Rights of Landlord

          References to the rights of the Landlord are deemed to include the same rights for any superior landlord and anyone authorised by the Landlord or a superior landlord

     2.2. Act or default of the Tenant

          References to the act or default or fault of the Tenant and words to similar effect shall include any act default or fault of anyone at the Demised Premises with the Tenant's authority and under the Tenant's control

     2.3. Approval of any superior landlord and mortgagee

          Any provision in this Lease requiring the consent or approval of the Landlord is to be construed as also requiring any necessary consent or approval of:

          2.3.1.    any superior landlord and

          2.3.2. any mortgagee of the Landlord's or any superior landlord's interest in the Demised Premises

     2.4. Consent and approval of the Landlord

          References to consent of the Landlord and words to similar effect mean a prior consent in writing signed by or on the express written authority of the Landlord and references to "approved" and "authorised" and words to similar effect mean previously approved or previously authorised in both cases in writing

     2.5. English law

          This Lease shall be governed by and interpreted in accordance with English law

     2.6. Gender and number

          Words of one gender include all other genders and singular words include the plural and vice versa

     2.7. General and particular words

          General words are not limited because they are preceded or followed by particular words in the same category or covering the same topic

     2.8. Headings

          Any footnote heading index marginal note table of contents and underlining is for guidance only not interpretation

     2.9. Joint and separate obligations

          If an obligation is owed to or by more than one person that obligation is owed to or by those persons separately jointly or in any combination

     2.10. Landlord's liability

           If the Original Landlord ceases to be the Landlord its liability under this Lease ends except in respect of the period before it ceases to be the Landlord

     2.11. Last year and end of the Tenancy

           References to the last year of the Tenancy or other periods related to the end of the Tenancy and words to similar effect include the last year of the Tenancy or such other period (as the case may be) even if it ends before the end of the Contractual Term and references to the end of the Tenancy and words to similar effect are to be similarly interpreted

     2.12. Perpetuity period

           The perpetuity period applicable to this Lease is eighty (80) years from the start of the Contractual Term and whenever in this Lease any party is granted a future interest that interest must vest within such perpetuity period and if it has not it will be void for remoteness

     2.13. Person and party

           2.13.1. Any reference to a person includes a company corporation or other legal entity

           2.13.2. Any reference to "parties" or "party" means the Landlord and the Tenant or either of them but (in the absence of a specific reference to the contrary) does not include any Guarantor

     2.14. Rights and obligations

           2.14.1. The Tenant or any undertenant or occupier of the Demised Premises will not after the date of this Lease or during the Tenancy acquire any implied or prescriptive right or easement from or over or affecting any neighbouring premises in which the Landlord from time to time has a freehold or leasehold interest

           2.14.2.  Rights granted are not exclusive to the Tenant

           2.14.3.  Rights and obligations are cumulative

     2.15. Statute

           Any reference to a specific statute includes:

           2.15.1. any statutory extension variation or re-enactment of the statute whether before or after the date of this Lease

           2.15.2.  derivative orders regulations and permissions

           2.15.3.  directives and regulations adopted by the European Union

                    Any general reference to "statute" includes those enacted after the date of this Lease and includes all derivative orders regulations and permissions

     2.16. Superior landlord

           2.16.1. Any reference to a superior landlord includes the Landlord's immediate reversioner and any superior landlord

           2.16.2. Any reference to a superior lease includes the lease under which the Landlord holds the Demised Premises and any lease superior to that

           2.16.3. When a superior landlord performs a landlord's obligation it will be deemed to have been performed by the Landlord

     2.17. Tenant not to allow act

           An obligation by the Tenant not to do an act includes an obligation not to allow that act to be done by another person

3.   DEMISE

     3.1. Demise

          The Landlord demises the Demised Premises to the Tenant for the Contractual Term the Tenant paying during the Tenancy the following (all of which are reserved as rent):

          3.1.1. from and including the Rent Commencement Date One hundred and twenty thousand one hundred and eighty six pounds ((pounds)120,186.00) by equal quarterly payments in advance on the usual quarter days the first payment being due on the First Rent Payment Date. For any fraction of a year the payments will be apportioned

          3.1.2. all such sums payable by the Landlord as tenant under the Superior Lease to the Superior Landlord in respect of insurance to be paid on or before the date when the same become due for payment by the Landlord as tenant under the Superior Lease

          3.1.3. The sum of THIRTY TWO THOUSAND SEVEN HUNDRED AND SEVENTY EIGHT POUNDS ((pounds)32,778.00) per annum ("the sum") in respect of the service charge payable by the Landlord to the Superior Landlord under Clauses 2 and 3 of the Superior Lease in equal quarterly payments in advance on the usual quarter days the first payment being due on the date hereof in respect of the period from 25/th/ March 2000 to the quarter day next following the sum to be increased at the end of the first year of the Contractual Term by an amount which bears the same proportion to the said sum as the Retail Price Index published by H.M. Stationery Office last published before the beginning of the Contractual Term bears to the figure for the said Index last published prior to the end of the first year of the Contractual Term. For any fraction of a year the sum will be correspondingly apportioned

          3.1.4.  any VAT payable on the above amounts

    3.2.  Rights subjections and reservations

          The Demised Premises includes the rights set out in Part IIA. of the First Schedule of the Superior Lease but is subject to the matters set out in Clause 4 and the exceptions and reservations set out in Clause 5

4.   UNDERLEASE BY REFERENCE

     This Underlease is made by reference to the Superior Lease. The parties to this Underlease will have the same rights and obligations as those of the Landlord and Tenant of the Superior Lease save where otherwise stated and for the avoidance of doubt this also includes definitions and interpretations. The provisions of this Underlease will prevail in the event of any disagreement in relation to the rights and obligations of the parties

5.   LANDLORD'S RIGHTS

     The following rights are excepted and reserved to the Landlord:

     5.1.  Entry by Landlord

          5.1.1. The right at reasonable times and on 48 hours written notice (but in case of emergency at any time without notice) to enter the Demised Premises with necessary materials and appliances to:

                  5.1.1.1  view and record the condition of the Demised Premises

                  5.1.1.2 comply with obligations or exercise any rights under this Lease or a superior lease

                  5.1.1.3 make good any failure by the Tenant to repair maintain or decorate the Demised Premises in compliance with its covenants to do so

                  5.1.1.4 remove anything which has been fixed placed displayed or left on the Demised Premises in breach of its covenants against doing so

                  5.1.1.5  make good any other breach of covenant by the Tenant

                  5.1.1.6 do anything necessary to prevent forfeiture of the Superior Lease or achieve relief from forfeiture of the Superior Lease

          5.1.2.  In exercising these rights the Landlord will:

                  5.1.2.1 cause as little inconvenience to the Tenant as is reasonably practicable

                  5.1.2.2 as soon as reasonably practicable make good any damage to the Demised Premises caused by the entry

     5.2       Goods left on the Property

          5.2.1 The right to sell as agent for the Tenant any belongings of the Tenant left in the Demised Premises for more than seven
                  (7) days after the end of the Tenancy unless the Tenant remains in occupation of the Demised Premises under a new tenancy and if the Landlord exercises this right the Tenant will indemnify the Landlord against any liability incurred by the

                  Landlord to anyone whose belongings are sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary is proved) that such belongings were owned by the Tenant

          5.2.2. In the event of a sale the Landlord will account to the Tenant for the proceeds of sale less the reasonable costs of removal storage and sale within 21 days of selling the same and the Landlord shall provide the Tenant with receipts of sale of any such items belonging to the Tenant

6.   TENANT'S COVENANTS

     The Tenant covenants with the Landlord:

     6.1. Rent

          6.1.1.  To pay the Rent and other amounts according to Clause 3.1.1

          6.1.2. Not to claim or exercise any right to set-off or to withhold payment of any amounts due to the Landlord

          6.1.3. If required by the Landlord to pay the Rents to the Landlord by banker's order or credit transfer to a bank account in the United Kingdom nominated by the Landlord

     6.2. In the same terms as the Superior Lease

          6.2.1. In the terms mutatis mutandis of Clause 3 of the Superior Lease except the covenants for the payment of rent insurance premium and service charge subject to the following modifications

          6.2.2. For the purposes of sub-clauses 3(5) 3(7) and 3(8) of the Superior Lease the Tenant shall not be obliged to decorate to keep in repair in or hand over the Demised Premises in any better state of repair and decoration than it is at the date hereof as evidenced by the photographic Schedule of Condition

6.3. VAT

     6.3.1. To pay to the Landlord and to indemnify the Landlord against any VAT chargeable in respect of:

                  6.3.1.1 the Rents and other consideration payable or paid by the Tenant to the Landlord or to an agent of the Landlord and any supply made by the Landlord to the Tenant under this Lease and

                  6.3.1.2 any payments made by or other liability of the Landlord or any other person where the Tenant agrees in this Lease to reimburse or indemnify the Landlord in respect of any such payment or liability except to the extent that the Landlord is entitled to a credit for such VAT as allowable input tax

                  6.3.1.3 any payments to be made in respect of any payment made under sub-clause 6.3.1.1 and/or 6.3.1.2 are subject to the receipt of a valid VAT invoice addressed to the Tenant

     6.3.2.       For the avoidance of doubt:

                  6.3.2.1 the Landlord is not under any duty to exercise or not to exercise any option or right so as to reduce or avoid any liability to VAT in respect of the Property and

                  6.3.2.2 it is confirmed that the amounts due under this Lease from the Tenant to the Landlord are exclusive of VAT

     6.4. Superior Lease

          Not knowingly to do or allow anything in on or in relation to the Demised Premises which would be a breach of any of the Landlord's covenants as tenant in the Superior Lease

7.   LANDLORD'S COVENANTS

     The Landlord covenants with the Tenant:-

     7.1. Quiet Enjoyment

          That as long as the Tenant pays the Rents and complies with the terms of this Lease the Tenant may enjoy the Demised Premises peaceably during the Tenancy without any interruption (except as authorised by this Lease) by the Landlord or any person lawfully claiming through under or in trust for the Landlord

     7.2. Superior Landlord's Covenants

          To use all reasonable endeavours (at the request and cost of the Tenant) to enforce the covenants on the part of the Superior Landlord contained in Clause 4 of the Superior Lease

     7.3. Rent payable under the Superior Lease

          To pay the rent reserved and observe and perform the covenants on the part of the Landlord as tenant under the Superior Lease save to the extent that compliance with such covenants is the obligation of the Tenant under this Lease

     7.4. Superior Landlord's Consent

          To take all reasonable steps at the request and cost of the Tenant to obtain the consent of the Superior Landlord whenever the Tenant makes an application for any consent required hereunder where the consent of both the Landlord and the Superior Landlord is needed by virtue of this Lease and the Superior Lease

     7.5 The Landlord shall subject to the Tenant paying the insurance rent in accordance with Clause 3 at the request of the Tenant (but not more often than once in any period of twelve months) use its reasonable endeavours to obtain from the Superior Landlord a copy of the insurance policy and all recommendations made by the insurers of fire precautions relating to the Demised Premises or sufficient details thereof and a copy of the receipt for the last premium due or other evidence of payment thereof and to provide a copy thereof to the Tenant upon receipt

8.   PROVISOS

     PROVIDED ALWAYS and it is hereby agreed:

     8.1. In the terms of the Superior Lease

          In the terms of Clause 5 of the Superior Lease

     8.2. Service Charge

          The Tenant shall be given every reasonable opportunity within the terms of the Superior Lease to investigate and where reasonably appropriate challenge (at no cost to the Landlord) any estimates or certificates of service charge expenditure or services provided (or omitted) by the Superior Landlord although the Tenant will not be entitled in exercising these rights to withhold deduct or set off the service charge payments unless the Landlord itself withholds deducts or sets off any sum demanded by the Superior Landlord and the Landlord will notify the Tenant of any such withholding deductions or set off of any sum PROVIDED ALWAYS that the Landlord will consult with the Tenant in relation to any queries on the service charge raised by the Tenant and will agree a course of action with the Tenant the Landlord acting at all times as if it were the tenant in occupation of the Demised Premises but so that the Landlord's decision shall prevail

     8.3. Exclusion of the 1954 Act

          Having been authorised to do so by an order of the Oxford County Court made on the 19/th/ May 2000 under Section 38(4) of the Landlord and Tenant Act 1954 (as amended by Section 5 of the Law of Property Act
          1969) the parties agree that the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 are excluded from the Tenancy


EXECUTED as a DEED by the said               )
BLACKWELL HEALTHCARE                         )
COMMUNICATIONS LIMITED                       )
acting by a director and its secretary or    )
by two directors:                            )


                                             Director   /s/



                                             Secretary  /s/
                                                     for and on behalf of
                                                     ALDWYCH SECRETARIES LIMITED